Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 4, 2013 with respect to the financial statements of Isconova AB for the year ended December 31, 2012, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Uppsala, August 13, 2013

/s/Öhrlings PricewaterhouseCoopers AB,